Exhibit 99.1

Press Release

Gulfport Energy Announces Proposed Acquisition of Additional Utica Acreage and Provides Operational Update

OKLAHOMA CITY (December 17, 2012) Gulfport Energy Corporation (NASDAQ: GPOR) today announced its proposed acquisition of additional working interests in the Utica Shale and provided an operational update.

Utica Shale

Gulfport has entered into a definitive agreement to purchase approximately 30,000 net acres in the Utica Shale in Eastern Ohio from Windsor Ohio LLC, an affiliate of Wexford Capital LP, for approximately $300 million, increasing Gulfport’s leasehold interests in the Utica Shale to approximately 137,000 gross (99,000 net) acres. The transaction excludes 14 existing wells, along with certain acreage surrounding each well. The proposed transaction, which is expected to close prior to year-end, will increase Gulfport’s working interest in the acreage to 72.5%. Gulfport will continue to serve as operator of its acreage in the Utica Shale. The transaction was approved by a special committee of Gulfport’s Board of Directors. Tudor Pickering Holt & Co acted as advisor to the special committee.

Grizzly Thickwood Thermal Application

Grizzly Oil Sands ULC (“Grizzly”), a company in which Gulfport holds an approximate 25% interest, announced today that it has submitted a resource application to the Alberta Energy Resources Conservation Board (“ECRB”) for the development of a 12,000 barrel per day (“bpd”) oil sands project at Thickwood. Grizzly’s Thickwood Thermal project is expected to produce 12,000 bpd of bitumen for up to 40 years utilizing both steam-assisted gravity drainage (“SAGD”) and cyclic steam stimulation (“CSS”) recovery technologies. The project will consist of:

•	a plant site consisting of two 6,000 bpd central processing facilities;

•	four SAGD well pads (split pads) and up to 33 CSS well pads; and

•	associated facilities and infrastructure.

Grizzly expects to file an environmental assessment with the Alberta Environment and Sustainable Resource Development (“AESRD”) in January 2013. Grizzly expects receipt of approvals from the ERCB and AESRD for the Thickwood Thermal Project within 12 to 18 months of application submission. Following approval, Grizzly anticipates the period leading up to first production to be approximately 18 months.

Grizzly’s independent engineering firm, GLJ Petroleum Consultants, estimated the Thickwood Thermal Project will ultimately recover approximately 107 million barrels of bitumen in their report dated December 31, 2011. With the submission of this application, Grizzly expects that a significant portion of the contingent resource assigned to the Thickwood property will be reclassified as probable reserves by GLJ Petroleum Consultants.

The Thickwood Thermal Project area is located approximately 58 kilometers northwest of Fort McMurray and near an established SAGD oil sands development at Southern Pacific McKay. Grizzly discovered the Thickwood Thermal Project area during the 2006

– 2007 winter drilling season and has subsequently drilled a total of 59 core holes and shot 3-D seismic on the acreage.

2013 Commodity Hedges

Gulfport recently expanded its 2013 hedging program, consisting of fixed price swaps for January 2013 through June 2013 of 5,000 barrels of oil per day at a weighted average price of $101.96 and fixed price swaps for July 2013 through December 2013 of 5,000 barrels of oil per day at a weighted average price of $99.86.

Guidance

Gulfport estimates its 2012 production to be in the range 2.55 million to 2.60 million BOE. Gulfport currently expects 2013 production to be in the range 7.40 million to 7.70 million BOE. Capital expenditures for exploration and production activities during 2013 are estimated to be in the range of $390 million to $410 million, excluding potential capital expenditures relating to Grizzly.

For 2013, Gulfport projects lease operating expense to be in the range of $5.00 to $6.00 per BOE, general and administrative expense to be between $1.50 and $2.50 per BOE, production taxes to be between 8% and 9% of revenues, and depreciation, depletion and amortization expense to be in the range of $33.00 to $35.00 per BOE.

GULFPORT ENERGY CORPORATION

2013 GUIDANCE

Year Ending 12/31/2013
Forecasted Production
Oil Equivalent - BOE	7,400,000 -7,700,000
Average Daily Oil Equivalent - BOEPD	20,274 - 21,096
Projected Year-Over-Year Production Increase¹	187% - 199%
Projected Cash Operating Costs per BOE
Lease Operating Expense - $/BOE	$5.00 - $6.00
Production Taxes - % of Revenue	8.0% - 9.0%
General and Administrative - $/BOE	$1.50 - $2.50
Depreciation, Depletion and Amortization per BOE	$33.00 - $35.00
Budgeted Capital Expenditures—In Millions:²
West Cote Blanche Bay	$42 - $45
Hackberry	$24 - $26
Utica	$322 - $336
Thailand	$2.0 - $2.5

Total Budgeted E&P Capital Expenditures	$390 - $410

¹	Based upon 2012 estimated production of 2.575 million BOE and the 2013 forecasted production
²	Excludes amounts for infrastructure, vertical integration projects and acquisitions

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast. Gulfport has also acquired acreage positions in the Utica Shale of Eastern Ohio and the Niobrara Formation of Western Colorado. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC and has interests in entities that operate in the Permian Basin in West Texas and in Southeast Asia, including the Phu Horm gas field in Thailand.

Oil Sands Reserves and Resource Notes:

(1)	Probable reserves are defined in the Canadian Oil and Gas Evaluation Handbook (the “COGE Handbook”) as those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

(2)	Contingent Resources are defined in the COGE Handbook as those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies.

(3)	It should be noted that reserves and Contingent Resources involve different risks associated with achieving commerciality. There is no certainty that it will be commercially viable for Grizzly to produce any portion of the Contingent Resources.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport or Grizzly expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s or Grizzly’s business and operations, including Gulfport’s pending acquisition of additional working interests in the Utica Shale in Eastern Ohio, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport and Grizzly in light of their experience and perception of historical trends, current conditions and expected future developments as well as other factors they believe are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s and Grizzly’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport or Grizzly; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport or Grizzly. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport and Grizzly will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Investor & Media Contact:

Paul K. Heerwagen IV

Investor Relations

pheerwagen@gulfportenergy.com

405-242-4888